Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

SYKE - Sykes Enterprises, Incorporated and ICT Group, Inc. Sign Definitive Merger Agreement

Event Date/Time: Oct 06, 2009 / 02:00PM GMT

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Final Transcript
CORPORATE PARTICIPANTS
Chuck Sykes
Sykes Enterprises, Inc. — President & CEO
John Brennan
ICT Group, Inc. — Chairman, CEO
Mike Kipphut
Sykes Enterprises, Inc. — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Josh Vogel
Sidoti & Company — Analyst
Bob Evans
Craig-Hallum Capital Group — Analyst
David Koning
Robert W. Baird & Company, Inc. — Analyst
Shlomo Rosenbaum
Stifel Nicolaus — Analyst
Lance Mark
Wells Capital Management — Analyst
Matt McCormack
Brigantine Advisors — Analyst
PRESENTATION
Operator
Good day, ladies and women. The management of Sykes Enterprises and ICT Group have asked me to relate to you that certain statements made during the course of this call, as they relate to both companies’ future business and financial performance, are forward-looking. Such statements contain information that is based on the belief of management as well as some assumptions made by and information currently available to management. Phrases such as our goal, we anticipate, we expect and similar expressions as they relate to companies are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements.
Factors that could cause actual results to differ materially from those in the forward-looking statements were identified in today’s press release and both companies’ Form 10-K and other filings with the SEC from time to time.
I would now like to turn the call over to Mr. Chuck Sykes, President and Chief Executive Officer. Please go ahead, sir.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Thank you, Shaquanna, and good morning, everyone, or good afternoon, depending on where you are in the world. Thank you for joining us today to discuss Sykes’ definitive agreement to acquire ICT Group.
Joining me on the call are John Brennan, the Chairman, President and Chief Executive Officer of ICT Group; Mike Kipphut, our Chief Financial Officer; Subhaash Kumar, our Vice President of Investor Relations.

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Final Transcript
I would also like to take this occasion to extend a warm welcome to our combined clients, employees and shareholders worldwide. On today’s call, both John and I will make some prepared remarks and then turn it over to Mike Kipphut, who will touch on the financial terms of the transaction, after which the call will be opened up for Q&A.
By now most of you probably have had a chance to review our joint press release, which hit the news wires at 6:30 AM Eastern Daylight Time. The merger of two highly-regarded industry players, Sykes and ICTG, represents a significant milestone for our combined clients, employees and shareholders. On virtually every earnings call over the last two years, when asked about how we plan to deploy the cash on our balance sheet, we have consistently said that the optimal use of our cash would be for acquisitions. Furthermore, when asked about how our criteria would be used, our answer has been consistently simple. The acquisition must be — complement our core business while enhancing it strategically; and, most importantly, it must fit culturally.
After two years we are happy to say that this discipline has finally paid off in ICTG. The acquisition of ICTG not only complements our core business but also enhances it in the following ways.
First, it greatly expands our client portfolio while creating a company with revenues in excess of $1.2 billion per year with minimal client overlap.
Second, it diversifies and deepens our vertical markets profile within the two largest segments of the customer contact management industry.
Third, it enhances our delivery footprint with the addition of three new geographies.
Fourth, it further diversifies our risk profile and sustains our strong financial position.
Finally and most crucially, it creates the opportunity for long-term value creation for shareholders of both companies through sustainable long-term revenue growth and operating margin expansion.
Many of you listening today are familiar with both Sykes and ICTG. Those who are new may not be as familiar, so let me take a moment to expand on a couple of aspects of how ICTG complements and enhances Sykes’ core business.
First, ICTG extends Sykes’ delivery footprint into Mexico, India and Australia; and ICTG’s into continental and eastern Europe, Brazil and China. The expansion of our combined global delivery footprint will effectively help our respective clients achieve the best value proposition from a cost and quality standpoint by leveraging the size of our offshore, near-shore and onshore delivery operations.
In addition, we will be able to assist these clients in reducing their time to market by leveraging our existing customer care infrastructure as they pursue growth opportunities in new geographic markets.
And lastly, through a global delivery footprint, our clients will be able to further mitigate their business continuity risk.
Second, ICTG deepens Sykes’ expertise within the financial services vertical. ICTG has a strong financial services heritage. Through that, it has developed unique competencies, including retail bank customer service, lockbox processing, mortgage and auto loan processing, among others. With financial services as one of the largest market segments within the $38 billion outsourced customer contact management industry, we believe we can significantly strengthen our competitive position in the marketplace by leveraging their domain expertise.
Third, ICTG gives us an entree into the government, health care and energy verticals in the United States. As those of you who have been following the industry know, entering new verticals is a resource-intensive undertaking and requires significant sector expertise. In the absence of a referenceable client roster, the lead times to break into new verticals can be long. With ICTG we get immediate access to these verticals, which not only diversifies our revenue base but also broadens our growth profile.
And finally, the ultimate goal of this transaction is to drive shareholder returns by delivering sustainable revenue growth and margin expansion. The key, though, is to achieve these goals without extending your risk profile. Going into this transaction, both companies individually enjoyed industry-leading low client concentration levels and strong balance sheets and I take great pride in saying that will also be the case post this transaction.
Having discussed the strategic logic, let me now touch on the business logic driving the transaction. We have devoted much discussion on previous conference calls to our clients’ evolving approach to outsourcing contact management services. Specifically, vendor consolidation, a

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Final Transcript
trend that has been underway for some time, is now gathering steam, driven partly by the economic downturn. Where typically there were more than a handful of vendors in the mix supporting the client, that number has been dwindling to two, in some cases. To be sure, the trend varies by industry, client and magnitude of work. Nevertheless, clients are looking to reduce their operating costs against a difficult economic backdrop while navigating an unfavorable regulatory environment.
Take the credit card companies, for instance. With the recently enacted Credit Card Accountability, Responsibility and Disclosure Act of 2009, many forms of fees and charges that were once profit drivers will be either eliminated altogether or trimmed substantially. That, combined with shifting consumer spending habits, high unemployment and rationing of consumer credit is forcing these companies to significantly consolidate vendors. As more and more companies across the industry spectrum take steps to rationalize their vendor base, the factors for success will depend on domain expertise, operational performance, global footprint and financial stability.
The acquisition of ICTG creates a company that is well-positioned to respond to and capitalize on these changes in the industry landscape.
Now let me briefly discuss at a high level how we will go in to integrate the two companies. In our view the foundation for successful integration lies in having cultural alignment, which is key to realizing the strategic and financial benefits related to the acquisition. In many ways, both companies share overarching traits and have similar views on what the value drivers of the businesses are. First among them, both companies have a singular focus on the core customer contact management industry.
Second, both John and I have been part of our respective organizations for more than two decades. We are both operators, which gives us a unique perspective on what it takes to be operationally excellent, how to deliver value for our clients and how to create a sense of cultural continuity.
Third, both companies are heavily influenced by their founders’ values, which are based on entrepreneurial tradition and are reinforced by a strong sense of teamwork.
And finally, both companies have prudently managed their risk profiles. Simply put, given the cultural alignment, we believe we will be able to leverage and capitalize on each other’s core strength from day one.
Now to the integration — we are developing an integration plan on two levels, functional and on-site. We will be setting targets for all functional groups, including finance, HR, IT, operations and sales and marketing to achieve integration milestones. Phase one of integration plan at the functional level is expected to address successfully supporting clients, financial roll-up and reporting as well as combined payroll and benefits administration.
The integration plan at the site level is expected to be limited in scope, given the minimal client overlap. Focus there will be on ensuring similar reporting platforms and sharing best practices on issues such as recruiting, training, workforce management, site selection, etc. We will have more details on our integration efforts on future calls after the transaction closes.
With that I would like to hand the call over to John Brennan for a few comments. John?
John Brennan — ICT Group, Inc. — Chairman, CEO
Thanks, Chuck, and good morning, everyone. Let me begin by saying that today is a momentous day for ICT Group as we agree to join forces with our highly regarded partner in Sykes to become one of the largest and most well-rounded companies in our industry. In negotiating this transaction we were impressed by how well the combined companies fit together in terms of the balance of vertical markets, the lack of any meaningful client overlap, the favorable geographic reach and, as Chuck said, the many cultural similarities. Together, we will be in a strong position to offer additional services to existing clients. At the same time, we will have the critical mass and domain knowledge to win new clients, those with increasingly complex needs which may have been out of reach for either of our two companies pre-merger.
Those of you who have followed ICTG know that we have made significant headway over the past 18 months with our strategic realignment, repositioning our delivery model, reducing costs and exiting certain non-core business lines. While our progress has not gone unnoticed by the market, we believe that this combination with Sykes accelerates the opportunity for our shareholders to realize the value that we have created.

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Final Transcript
As Chuck mentioned, this transaction is extremely complementary in what ICTG and Sykes bring to table for all the stakeholders. The combined company will be stronger, more diversified and better positioned than either on its own to provide superior service to clients and to drive shareholder value.
In sum, we see this as the right transaction with the right partner at the right time. And with that, I’d like to turn the call over to Mike Kipphut.
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Thank you, John, and good morning, everyone. On today’s call I will walk you through a brief summary of the transaction details and a description of the combined companies’ vertical markets and delivery footprint mix. Finally, I will wrap up with a quick update on our third quarter 2009 earnings per share outlook.
It is anticipated that Sykes will pay $15.38 for each ICTG share, which represents a purchase price of $263 million. Under the terms of the agreement, each issued and outstanding share of ICTG will be converted into $7.69 in cash and Sykes stock with a value of $7.69, subject to a collar mechanism. The cash portion of the purchase price is anticipated to be funded through committed credit facilities. The Sykes volume-weighted average stock price for a 10-day trading period ending on the third trading day before the effective date of the merger is between $19.3306 and $22.4652, the fraction of a share of Sykes’ common stock to be delivered with the $7.69 cash for each ICTG share, or what’s otherwise known as the exchange rate, will be adjusted to deliver Sykes stock valued at $7.69 per ICTG share. If Sykes’ average stock price is at or above $22.4652, the exchange rate will be 0.3423 Sykes shares per ICTG share. If Sykes’ average stock price is at or below $19.3306, the exchange rate will be 0.3978 Sykes shares per ICTG share.
Each outstanding ICTG restricted stock unit will become fully vested at closing, and the holder will receive a cash payment of $15.38. Likewise, each outstanding ICT stock option will become fully vested at closing, and the holder will receive a cash payment based upon the difference between the exercise price for the stock option and $15.38.
The transaction is expected to close around the end of 2009, subject to the satisfaction of customary closing conditions, including Hart-Scott-Rodino clearance.
Now turning to the combined companies’ business mix by vertical and delivery footprint, to make these comparisons apples to apples we assume the acquisition occurred at the end of the second quarter of 2009. Prior to the acquisition, Sykes telecommunications and technology verticals together were at 66% of total revenues; and financial services vertical was 15% of total revenues. Post the acquisition the telecommunications and technology verticals together are expected to be 56% of total revenues, while financial services is anticipated to be 25% of total revenues.
Similarly, from a delivery footprint perspective we achieve a more balanced footprint mix. In the US we go from 16% of total seats pre-acquisition to 19% of total seats post-acquisition on a combined basis. Canada increases from 3% to 7% on a combined basis and APAC rises from 38% to 39%. Latin America ticks down from 23% to 20%, and Europe drops from 20% to 15%.
Finally, I would like to give a quick update on our third-quarter 2009 business outlook excluding costs associated with the ICTG acquisition. And on a stand-alone basis, Sykes expects to exceed the top end of our previously discussed third-quarter 2009 earnings per diluted share outlook range of $0.31 to $0.34 per share.
With that I’d like to open up the call for questions.
QUESTION AND ANSWER
Operator
(Operator instructions) Josh Vogel, Sidoti.
Josh Vogel — Sidoti & Company — Analyst

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Final Transcript
After the deal is complete, I’m just curious if you were going to do any sort of right-sizing or facility consolidation. And if so, where and when would that occur?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Certainly, we have plans in place to address that and work with it. At this time, the specifics we’re not able to share. I will tell you that we’ve got a team organized today. In fact, we’ll be having our first meetings here right after this call. The primary focus thing I really want to emphasize right now is, we have to make sure that we are taking care of serving the clients, taking care of the employees, and we’ve got to make sure our focus is on getting the financials reported and out on time.
And what we are going to have to do in very short order is identify all of the organizational aspects, the systems and the critical processes that make those things happen, and that’s really priority number one. Once we get in and we are able to work with John and the team and really just do an overall assessment of — a detailed review of the organizational strengths, and our key is to really do everything we can to leverage the best assets from both companies for the purposes of creating the best company. So that’s really all that we are positioned right now that I can share with you.
Josh Vogel — Sidoti & Company — Analyst
Okay. ICT has been making a move, I guess over the last several quarters, away from the telesales work. I was just curious if that was consistent with your strategy to continue to exit or move away from this business on ICT’s behalf.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Well, one of the things that has been very attractive from the time in our conversations John and I have been chatting is the fact of our beliefs and what we think are the core focus areas and service areas. So we actually support their decision of wanting to mitigate their exposure to that outbound telemarketing. That, of course, is one of the things that even made the opportunity of our two companies coming together even more attractive. So sitting here today, in short and where we are, we would support that strategic direction that they’ve got their company on.
Josh Vogel — Sidoti & Company — Analyst
Okay. I know it’s pretty small still, but how much — in the health care and government verticals, how much revenue was — on an annual basis did ICT see?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Where are we — yes, set up on the government side —
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Government and health care.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
I’ll have to look on the percents. John, do you know?
John Brennan — ICT Group, Inc. — Chairman, CEO
The ICT, the combination of government and health care was about 13% of our revenue, so that was $50 million to $60 million.

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Final Transcript
Josh Vogel — Sidoti & Company — Analyst
As far as earnout payments, can you give us a sense of what that would look like in 2010 or — and 2011?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
There are no earnout payments associated with this transaction.
Operator
Bob Evans, Craig-Hallum Capital.
Bob Evans — Craig-Hallum Capital Group — Analyst
Good morning, everyone, and congratulations on the deal. First, I missed one item. Mike on the capacity you were saying before and after — what was the 16% going to 19%?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
That was the total seats in the US from 16% pre-acquisition to 19% post-acquisition.
Bob Evans — Craig-Hallum Capital Group — Analyst
Could you give that specifically for the Philippines, percentage-wise, or some number?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
No. Again, at this point in time, we are not going to get that granular.
Bob Evans — Craig-Hallum Capital Group — Analyst
Okay, all right, fair enough. And time line as it relates to the integration and the $20 million of synergies? Can you give us a little bit more color as to how we should think about that playing out?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Yes. It’s principally — the assumption that we have at this point in time is that the acquisition/merger will take place before year end. So most of the synergies obviously will be taking place in the 2010 time frame, and it will take a bit of time to implement those. But once implemented, there will be at least $20 million on an annualized basis.
Bob Evans — Craig-Hallum Capital Group — Analyst
But would you expect to see most of those benefits hit the first half of 2010? Should you be able to implement them within that time frame?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
We think most of those benefits will occur towards the latter half of 2010, I think more as you get into second, third and fourth quarter.

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Final Transcript
Bob Evans — Craig-Hallum Capital Group — Analyst
Okay. Can you elaborate as to what some of the bigger buckets are in terms of those synergies?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
No; I think Chuck addressed those already, generally. We just don’t want to get that granular. But obviously, they’re primarily public company costs that you would expect.
Bob Evans — Craig-Hallum Capital Group — Analyst
Okay, fair enough. And can you comment — I think you had said in the press release EPS neutral, cash EPS positive for ‘010. Do you have any sense of how big the amortization of goodwill might be as it relates to acquisitions?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
That’s a great question. Based on our estimates at this point, which obviously has to be followed up by a complete valuation which will be taking place over the next month or two, we are estimating that the intangible amortization will probably run between $12 million and $13 million annually.
Bob Evans — Craig-Hallum Capital Group — Analyst
Annually, okay. So this can be — my back of the envelope was, this can be quite accretive on a cash basis yet more neutral-ish on a GAAP basis.
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Right. If you exclude the amortization of intangibles, which most of you refer to that as cash basis, it’s very accretive on an annualized basis.
Operator
David Koning, Baird.
David Koning — Robert W. Baird & Company, Inc. — Analyst
Hey, guys, congrats to everybody. First of all, just to follow up the last question, will you report on both a GAAP and a cash basis? Will you give both guidance and report in both terms?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Well, I think we need to wait for the S-4 and subsequent information. The true reporting methodology is GAAP earnings per share, and we will definitely provide as much information as we possibly can to be as transparent as possible to get to what most analysts call a cash basis.
David Koning — Robert W. Baird & Company, Inc. — Analyst
Okay, great. And then, in terms of the contracts, the Sykes contracts and the ICT contracts, do they look substantially the same or is there anything that needs to be adjusted on either side so that the contracts look a lot the same?
And then, I guess sort of a corollary to that question, is there anything about ICT’s contracts that could get you to that same 10% margin that your own contracts can eventually get to?

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Final Transcript
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
David, I wouldn’t say that there’s anything that we’ve noticed in the contracts that are uncharacteristic of the industry. We are quite familiar with the terms, and I would say that that’s what we’ve seen so far.
The one thing about it — when you refer to the thing about anything that would help us with our operating margins or increase, it may not necessarily be related to the contracts as much as the presence in certain industries. Going back, there was a question that was asked on the concentration, for instance, with government and health care. We are not — at this point in time, it’s not really the size of the presence in those industries so much as the fact that they’ve got a footing in those industries and it’s in the United States. And we are fairly high on the opportunity of what that represents to us a couple years down the road.
We’ve talked a lot in our conference call about our focus in the next two years coming out of financial services, telecom and technology, still. And this deal certainly expands and accelerates our presence there, which is right in line with what we want. But we do believe, longer-term, that some of these other verticals could create opportunities for better margin expansion.
David Koning — Robert W. Baird & Company, Inc. — Analyst
Okay, great. And then one question on Q3 — you mentioned that it’s going to exceed the high end of guidance on the EPS line. I know, some quarters, some of the [beats] have come from other income line, can be pretty volatile. I’m just wondering if the core EBIT is expected to exceed the Q3 range.
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
David, I guess my only comment on that is EMEA is holding its own and it’s basically in line with expectations, but Americas continues to perform above expectations. So I think you can read from that, that it’s the operating performance that’s outperforming, rather than other income.
David Koning — Robert W. Baird & Company, Inc. — Analyst
That’s great to hear. And then, just finally, the cash — you talked about using debt facilities to pay for the acquisition. Can you access to some of the cash? I know a lot of it is held, 95% or so, held internationally. Can you use some of that cash to fund the acquisition as well?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Yes, eventually. Both companies have cash on the balance sheet, and both companies have great cash flow generating capability. So we just want to be smart in the use of our cash and conservative on leverage overall. But we are going down a couple tabs here that could benefit the shareholders quite substantially from a cash standpoint, bringing it in from offshore. But it’s really too early to really speak to that in any detail, and we will have to provide additional information at the transaction time frame.
Operator
Shlomo Rosenbaum, Stifel Nicolaus.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
I just wanted to get into just some very basics of the acquisition. Could you talk about how much it’s going to cost you to get to $20 million in synergies? Like there’s certain costs in any acquisition that, when you go after the synergies, you have to do expend. Do you have an estimate on that?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO

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Final Transcript
No, at this time, Shlomo, we are not really getting into the granularity into that. I think this is stuff that still needs to be developed completely. We have a good feel, we are comfortable with our previous statements on the accretion and an earnings per share basis for 2010 that it’s pretty much breakeven from that standpoint, excluding one-time costs and transaction costs.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
I know that on answering these questions about synergies and things we’re probably going to disappoint you guys in the level of details that we are going to provide. But one thing I would just want everyone to take into account is that this is a company and an industry we are very, very familiar with. And I would just tell you that we have a strong degree of confidence in our ability to obtain these numbers.
The thing is that we just need a little more time to get, really, the degree of specifics that I think everyone would like to have on this call to be able to give. But in our typical style, we’ll absolutely give that color and that candor when we get along further down the road. But we are very comfortable in what we think can be achieved.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
I want to follow up on a question that was asked beforehand in terms of how long it will take to get to the $20 million of synergies. I understood that a lot of it is going to hit in the second half of 2010. Would you expect that the lion’s share of the synergies will be realized already, you think, going into 2011?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Yes, we would.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
Just in terms of — I just wanted to go over — you said — I think I understood you correctly. You said there’s three new geographies that you’re going to be adding with ICT. Can you just tell me what those are?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Yes. The three, in particular, is Mexico, it’s India and it’s Australia. As you know, our Company has had its sights set to really want to be the global standard in this industry and particularly targeting industries or markets where we have a confidence that we can succeed. Our focus in Latin America — we as a Company have been planning and looking for ways that we can enter into Mexico. We think it’s vital that we do that. So this is a very key component. Australia — again, it’s a presence throughout the whole Asia region. And if you are going to be a player in Asia, eventually you’ve got to have a presence in Australia. So it’s very nice to be there. And again, we all know that the relevant facts, despite some of those recent challenges that perhaps India has experienced right now in the contact center, on a long-term basis it’s a key component of this industry. And we’ve always felt that we were going to have to have a presence there. So it’s nice that this, again, keeps our foot in the door there.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
And I just wanted to ask you about the financial services vertical. ICT is obviously very strong over there; that’s a core competence of that business. And I know you guys have been working for the last probably year and a half, very focused on building up that vertical. Can you talk about what ICT does, what are some of their core competencies that they will be filling some of the holes for you guys?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
I think probably just even at a simpler level with it, one of the things — a year and a half I think we’ve been talking about it, but internally as a Company we’ve actually been working much longer. And I think that speaks to — sometimes I’m not sure everyone has an appreciation that’s

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Final Transcript
outside this business of just how difficult it is to enter some of these industries when you are doing it the old-fashioned way of knocking on doors and trying to get a break.
We see the whole financial industry as at a point of acceleration to outsourcing. It’s one of the big three — technology, telco and financial services combined represents about 67% of the total addressable market. And what we are more excited about is just the acceleration that this combination brings to us and the presence of a number of companies that are really just beginning to embrace outsourcing in a significant way.
So, to a large extent, it’s not necessarily that it’s bringing totally new companies so much as it’s bringing new confidence and relevant experience in the eyes of this target market. Clients in this business — as a baseline, you have to be operationally excellent. Everyone that competes in this space has to do that. But the thing that sometimes will be the differentiating point is when they see the relevant knowledge and experience that you have with their type of business. And that’s what we are really excited about.
On top of that, now, there are some certain back-office capabilities and there are some certain competencies around the collections field. Now, we are not big on outbound aggressive third-party collections, and neither is ICTG. But they do have some unique technologies and skill sets around that that we think are just going to possibly open up some doors and just reposition our brand in the eyes of financial services clients that we are a more knowledgeable player. And that’s really where we see a lot of the value.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
Now, this is the biggest acquisition that I can think of that you guys have made. How confident are you that you are going to be able to integrate this thing without taking your eye off the ball on just the regular day-to-day management of both of your companies’ clients?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
It’s interesting; that’s a great question, and it’s something we’ve certainly spent time inside talking about. I will tell you the irony in all of this is, given the size, I think the beauty in it and the lesson learned from us is, even (inaudible) — other acquisitions over the years passed into the history of Sykes, most of them have not been this close to our core business. And I can’t begin to emphasize to you the comfort that we have as a Company when we were interacting with John and his team in understanding their business, how familiar it is. Even the path that they are on from the standpoint of repositioning their company is something that we have done, we did — very similar story. We’ve [related]; we understand exactly what they’ve gone through. And that’s why I think we are able to realize where they are in that curve, to where we think that they are definitely on the upswing and they’ve got that with them. So we are very confident in our ability to handle this thing.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
What interest rate are you assuming for the credit facility?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
We are looking at LIBOR plus 3.5 spread, at this point.
Operator
[Lance Mark], Wells Capital Management.
Lance Mark — Wells Capital Management — Analyst
Congrats on the deal, just a couple of quick questions. Chuck, from what you’ve seen, ICT’s EBITDA margins today are about 300 basis points lower than where Sykes is operating. Without the acquisition, do you see the business, ICT’s business over time, having achieved margins similar to yours or being able to get to that level and it’s just a function of scale? And thus, along that line, how long do you think it could take from today to get to that level?

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Final Transcript
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
When you look at the guidance and stuff that John and the guys have given to the street and their path towards progress, when we looked at that, I have to say that I agree with it, I believe it. Keep in mind, when you look at the size of the Company, in 2004, when my dad retired and I came in as CEO at that point in time, we were right at that same vexing point. And you look at what happened to our growth — 464 to where we are today, coming in and 835, 840, we are very similar. Our SG&A was running at about the same levels that we had. We had the same overlapping costs as we were repositioning for offshore and everything.
So, when we looked at it, we saw all the attributes that we had in 2004, and we were about the same size. Also keep in mind, if you look at the path that we were on, if you just go back and look at the history, you will see how quickly our operating margins turned. And it really is just a matter that you’ve got to get — once you get that G&A and the duplicative costs and things out of the way, you get the clients stabilized, you optimize your operations and things; it is amazing how quickly it will turn.
The thing in this program that is the ideal situation, and when we knew that [thought] we had a great, complementary combination here, is really in the strength of the gross profit margins. And that’s really what it’s all about. If you’ve got a company in this space that has strong gross profit margins, you can eventually address the G&A and cost pressures. If you have profitability issues at the client level, you’ve got bigger issues. And that is not what ICTG is facing. So we are very confident in that trajectory.
Lance Mark — Wells Capital Management — Analyst
And you guys talked about some cost synergies. Any synergies you’d see, at least next year, on the CapEx side in terms of new seat development or where utilization is for ICT versus where it is for Sykes today?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Yes. Just as the standpoint of just kind of the mathematical analysis, when you look at this business, that is one of the really interesting characteristics of this industry. As your business gets bigger, for some reason there seems to be kind of a natural settling point of facility utilization hovering around 85%. That’s our view of it. That’s been our experience of it.
And so what happens is that, when you take a company that is going from 30,000 seats to maybe 50,000 seats, the idle capacity that you have — and you are still able to get your operating margins, but the idle capacity that you have gets larger. And with that, I think it takes pressure off of the CapEx that’s needed because you’ve got more seats that you can deploy to go out and get the same absolute dollar amount of revenue.
Now, the one thing, the caveat I will say, that is based on making sure that you have nice distribution of growth. The thing that will make that, what I just said, not true is that for some reason for growth, like it was in 2004-2005, was all offshore. And in that case, you really don’t get the benefit.
Lance Mark — Wells Capital Management — Analyst
Right, because then you just have to build to fill that.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Exactly.
Lance Mark — Wells Capital Management — Analyst
And last question — mike, any initial thought on a 2010 tax rate for the combined entity?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO

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Final Transcript
No, not at this point. We really need to really get into it a little bit more before we can provide any guidance on that.
Operator
Matt McCormack, Brigantine Advisors.
Matt McCormack — Brigantine Advisors — Analyst
In terms of what you’re talking about with the client — the lack of client overlap, is there any way you could possibly quantify that, like what percentage of revenue your top 10 or your top 50 now go to with the merger?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Matt, believe it or not, out of all the numbers that we’ve had and what we’ve been able to crunch through, we have right now, today, about $15 million of overlap. It’s that small.
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Within the top 15.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Yes, within — when you look at the top 15 clients, which is a significant percentage of our respective businesses.
Matt McCormack — Brigantine Advisors — Analyst
Okay, great. And then going back to the margin question with ICT, and I know you talked about size and scale. But ICT has been very inconsistent over the last few years on the margin side, and there are other players in the industry at that same size with G&A at 15%, 20% of revenue. So is there anything else in there that — besides scale, that could — whose costs could be removed easily?
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Matt, when you are saying — you feel that the guys — it has been inconsistent, did you say, on the margins? Is that what you’re saying?
Matt McCormack — Brigantine Advisors — Analyst
I’m just saying that, they’ve been at about 1% to 2% margins over the last few quarters, whereas others in the group have been to similar levels that you have, at 6% to 8% or so. So part of that is, SG&A is 40% of revenue. So you’ve mentioned before that you thought that was size and Sykes was at that at one point. But there are players in the industry at that same size that are posting significantly higher margins.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Yes, I understand the question. No; the thing about the size — I don’t think the size right now — well, let me just go back. First of all, and as I’ve said for our Company and the expectation — and actually, John has the same expectation on this, in our conversation. But for a company of their size, you would expect operating margins should be in the range of at least in the 4% to 6% range. And we were at that same level, and as we’ve gotten larger you see how our bandwidth of margins have increased.
But the challenge right now for ICTG isn’t really about the size or — it is the thing, when you look at the G&A. But it’s the transition that they are going through. Keep in mind, in 2001-2002, Sykes was the first company that was having to explain to everyone why our margins were down to

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Final Transcript
1 percentage point because we were moving offshore. And at that time it was a hard story to sell because no one else was going through that same issue.
And that was because of everyone’s respective position within their industries and the place. We were in technology. Technology was the first to move offshore. The ICTG Group has been not only in financial services, which has been one of the last [one] to move offshore. But keep in mind, they’ve also been transitioning from their non-core outbound telemarketing business, gravitating down to core.
So it isn’t that their size or that there’s mismanagement or things. They’re in a state of transition. And that’s really all that’s unique to them. And we just believe that they are really through most of that transition, and that’s why we are so excited about the timing of this deal. Right? So, I mean, just in putting color into that.
Now, the other companies that are out there in the space — there’s a lot of great companies, good firms we compete with every day. But the one thing about it is that, when you get in and look at the details, you would be very, very hard pressed, at least from Sykes’ perspective, to find another company that’s out there that brings to us exposure in new verticals. I’ve often stated to everyone on the calls and over the years that I really wasn’t too interested in looking at competitors unless they brought to us a strong presence in the new vertical industries and capabilities. And ICTG brings that. And it’s really just a wonderful, wonderful fit that we could have at this time to be in a very, very core business. Most other companies, if we went after, we — it overlaps too much with same clients and same industries and there’s too much of a risk profile either on the balance sheet or just client concentration.
And that’s really — when you add all that up, that’s what makes this so attractive to us.
Matt McCormack — Brigantine Advisors — Analyst
And then, in terms of the structure of the deal, you have a lot of cash on your balance sheet. Why not a greater percentage of cash versus stock?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
Well, we had to strike the right balance in the acquisition. And really, what made sense from both perspectives was a 50-50 split. This allows not only — it allows additional cash for the shareholders; however, it also allows them to participate in the synergies and the combination of the company on a go-forward basis. And that made the most sense from both sides.
Matt McCormack — Brigantine Advisors — Analyst
Okay.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Yes, the other thing, Matt, just to add to that, is that a key thing through this transition — and John and I talked about this over the time when we talked — we wanted a combination of both companies to where, when we exit, we still want to have a very strong balance sheet. And we still think liquidity is very, very key in the future of what we think is possibly before us with this whole global economic environment. So we wanted to stay very, very smart in that regard and this was a way that we could accomplish that.
Matt McCormack — Brigantine Advisors — Analyst
And then, away from the merger, since you did say — you pre-announced the second quarter — I’m sorry, the third quarter — could you talk about Europe and the trends there? That’s been somewhat weak over the last few quarters.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO

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Final Transcript
Yes. You know, the thing in Europe for us, as we’ve alluded to over the many quarters here now — the concentration that we have, still, in the technology sector is one of the things that had concerned us about, with the global economic slowdown, the team remarkably continues to be able to deal with that and manage with that and to still have it toward that operation is a profitable entity for us in what they’ve said.
Europe is going through a little bit — in addition to some of the slowdowns just from the global economy, we are also looking at going to where we’re expanding a little more in strengthening some of our offshore presence for serving the European marketplace. And those are some of the factors that are pulling in our performance over there.
But the key right now is that the client relationships are very, very strong. And as long as you have that and you’ve got good operational excellence, you can definitely weather through these periodic points of transition that eventually occur at some point in time in this industry for everyone.
Operator
Bob Evans, Craig-Hallum Capital.
Bob Evans — Craig-Hallum Capital Group — Analyst
Can you maybe take a step back and give us a little bit more color in terms of maybe perhaps how long this transaction has been contemplated? And then, John, if you could give us a little color in terms of, why now, in terms of why you think it’s the right time? Because obviously, you’ve had chances to do this in the past.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Bob, certainly, I’ve been aware of ICTG for many, many years. And over the years I’ve had the opportunity to run into John at the various conferences around the country and all. It’s just really been over the last several months where some of those run-ins as we had, John and I have had some conversations where we just talked about the industry, kind of our outlook about it, what do we think it’s going to take to have a long-term sustainable competitive advantage. And really those conversations just continued to gravitate a little more to the possibility of our two companies doing something. And it just led up to where we are today.
We’ve known each other for quite some time, but I would say the conversations of any substance were really in the last few months.
Bob Evans — Craig-Hallum Capital Group — Analyst
And John?
John Brennan — ICT Group, Inc. — Chairman, CEO
I think, as Chuck alluded to earlier, the consolidation in this industry is probably beginning and accelerating. And it is an industry of bigger players and for any given client — not all clients but many clients — of consolidating suppliers. So, while we are — I think we felt that we had gotten the transition of the company to a point that we had right-sized and right-directed the Company and were on the way back to top-line growth and profitability improvement. I think the timing of it was is, the combination with Sykes is very attractive to ICT, its clients and its shareholders, all the compatibility and complementary capabilities that we offer geographically and industry-wise. So it looked like it wasn’t something that, walked into the year, planned on doing. We were focused on getting the business headed in the right direction and the opportunity came up, and I think it’s a, I think, the combination of two really good-quality companies in the industry. So we found the right bride, I guess.
Bob Evans — Craig-Hallum Capital Group — Analyst
Fair enough, and congratulations to both of you and your companies.
Operator

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Final Transcript
Shlomo Rosenbaum, Stifel Nicolaus.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
I’m going to ask you, actually, to just repeat what the combined company will look like from the different metrics. I apologize; I didn’t get all that.
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
On a combined basis, did you want the footprint or the verticals?
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
If you could just go through both the footprint and the verticals?
Mike Kipphut — Sykes Enterprises, Inc. — EVP, CFO
On the verticals, again, what we did was take the June 30 reported numbers. And from that perspective, just prior to the acquisition, Sykes’ telecommunication and technology verticals together were at 66% of total revenues. Financial services was 15%. Post-acquisition, the telecommunications and technology is expected to be 56% while financial services is 25% of total revenues.
Now, on the delivery footprint in the US, we go from 16% of total seats pre-acquisition to 19% of total seats post-acquisition on a combined basis. Canada increases from 3% to 7%, and APAC rises from 38% to 39%. Latin America goes down from 23% to 20%, and Europe dropped from 20% to 15%.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
Okay. A question for you, John. It seems to me that, with all the stock in the deal, that you guys really wanted to remain with a vested interest in Sykes, in the combined company. Is that a fair way of understanding it?
John Brennan — ICT Group, Inc. — Chairman, CEO
Could you repeat that, Shlomo?
Shlomo Rosenbaum — Stifel Nicolaus — Analyst
I’m saying that most companies — most people who are selling their companies, they want cash. And in this deal you’re taking half of the valuation in Sykes’ stock. Is that something that you feel very comfortable with, that that’s something that you wanted the transaction structured that way?
John Brennan — ICT Group, Inc. — Chairman, CEO
I think it was the combination. I think, from the time we talked, myself and the directors felt it was going to be headed towards a 50-50 stock and cash deal. There is some, obviously, tax benefits of the high proportion of stock in it. And I think we also believe that the combined company is going to be a much stronger entity than the two individual companies, so we think the Sykes currency is good currency.
Shlomo Rosenbaum — Stifel Nicolaus — Analyst

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Final Transcript
And the stock is freely tradable after the deal closes and all that?
John Brennan — ICT Group, Inc. — Chairman, CEO
That’s correct.
Operator
At this time, I would like to turn the call over to Mr. Chuck Sykes for closing remarks.
Chuck Sykes — Sykes Enterprises, Inc. — President & CEO
Well, thank you, everyone, for the questions, as always. Obviously, this is certainly a momentous milestone for both of our companies. And we appreciate all the past interest that you’ve had in our two firms, and we look forward to just keeping you up to date and speaking with you soon about our progress. So everyone, have a good day. Thank you.
Operator
Thank you for your presentation in today’s conference. This concludes the presentation. You may now disconnect and have a great day.

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